UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2021

OneSpan Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

121 West Wacker Drive, Suite 2050

Chicago, Illinois 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 766-4001

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, OneSpan Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission disclosing the appointment of Steven R. Worth as Interim President and Chief Executive Officer, effective August 2, 2021. This Amendment No. 1 to the Original Form 8-K is being filed by the Company to disclose changes to the compensation of Mr. Worth in connection with this appointment.

In connection with Mr. Worth’s appointment as Interim President and Chief Executive Officer, the Company’s Board of Directors (the “Board”) approved the following changes to Mr. Worth’s compensation arrangements: (a) during each month, or portion thereof, of service as Interim President and Chief Executive Officer, Mr. Worth will receive an additional fee of $20,000 per month (prorated for partial months of service and retroactive to August 2, 2021); and (b) the grant of 15,000 performance-based restricted stock units (“PSUs”), which will cliff vest on December 31, 2021, subject to the achievement of strategic performance goals relating to product strategy, diagnostic work and cost savings and Mr. Worth’s continued service.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2021	OneSpan Inc.

/s/ Steven R. Worth
Steven R. Worth
Interim President and Chief Executive Officer, General Counsel, Chief Compliance Officer & Secretary